UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2013

PepsiCo, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina	1-1183	13-1584302
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road Purchase, New York 10577
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On July 25, 2013, PepsiCo, Inc. (the “Company”) sent a redemption notice to The Bank of New York Mellon, as trustee (the “Trustee”), for all of the Company’s outstanding 3.75% Senior Notes due 2014 (CUSIP No. 713448 BK3), originally issued on March 2, 2009 (the “2014 Notes”), at a cash redemption price (the “Redemption Price”) to be calculated as provided in the 2014 Notes, plus accrued and unpaid interest, if any, to the redemption date of August 26, 2013 (the “Redemption Date”). Upon completion of the redemption, no 2014 Notes will remain outstanding.

Payment of the Redemption Price will be made on or after the Redemption Date only upon presentation and surrender of the 2014 Notes to the Trustee. Interest on the 2014 Notes called for redemption will cease to accrue from and after the Redemption Date. The notice of redemption will be sent by the Trustee to the registered holders of the 2014 Notes on July 25, 2013 in accordance with the requirements of the indenture governing the 2014 Notes. A copy of the notice of redemption is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.  A copy of the form of the 2014 Notes is incorporated into this Current Report on Form 8-K by reference to Exhibit 4.1 hereto.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

4.1
Form of 3.75% Senior Notes due 2014, which is incorporated herein by reference to Exhibit 4.1 to PepsiCo’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 27, 2009.

99.1	Notice of Redemption of 3.75% Senior Notes due 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.

Date:	July 25, 2013	By:	/s/ Kelly Mahon Tullier
			Name:	Kelly Mahon Tullier
			Title:	Senior Vice President, Deputy General Counsel

INDEX TO EXHIBITS

4.1
Form of 3.75% Senior Notes due 2014, which is incorporated herein by reference to Exhibit 4.1 to PepsiCo’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 27, 2009.

99.1	Notice of Redemption of 3.75% Senior Notes due 2014.